SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 6, 2013

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 6, 2013. The following is a summary of matters voted on at the meeting.

a)    The five nominees for director were elected to serve three-year terms ending in 2016, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Ralph Alvarez	841,780,776	4,946,108	2,653,494	131,762,183
Sir Winfried Bischoff	828,842,496	15,927,958	4,609,924	131,762,183
R. David Hoover	840,647,647	6,454,363	2,278,368	131,762,183
Franklyn G. Prendergast, M.D. Ph.D.	838,909,573	7,620,347	2,850,458	131,762,183
Kathi P. Seifert	828,089,302	18,114,826	3,176,250	131,762,183

b)	The appointment of Ernst & Young as our principal independent auditor was ratified by the following shareholder vote:

For:	965,015,863
Against:	13,140,663
Abstain:	2,986,035

c)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	828,278,812
Against:	14,553,791
Abstain:	6,547,775
Broker Nonvote:	131,762,183

d)	By the following vote, the shareholders voted to reapprove the material terms of the performance goals for the 2002 Lilly Stock Plan:

For:	819,076,655
Against:	25,896,775
Abstain:	4,406,948
Broker Nonvote:	131,762,183

As of the record date of the meeting, 1,129,678,645 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:    /s/ James B. Lootens
Name:    James B. Lootens
Title:     Corporate Secretary

Dated: May 6, 2013